Exhibit 23.4

Consent of L.E.K. Consulting LLC

L.E.K. Consulting LLC (“L.E.K.”) hereby consents to the use of L.E.K.’s name and the statements attributed to L.E.K. in the Registration Statement of CPG International Inc. on Form S-1, dated April 22, 2011, and all amendments thereto, provided that any modifications to the use of L.E.K.’s name or the statements attributed to L.E.K. in such Registration Statement shall be subject to the prior consent of L.E.K.

L.E.K. CONSULTING LLC

		By:	/s/ Shuba Satyaprasad
		Name:	Shuba Satyaprasad
		Title:	General Counsel

Date:	April 22, 2011
Boston, MA